Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Ruby Tuesday, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 33-32697, 333-03165, 33-20585, 333-39321, 333-03157, 33-70490, 333-03153, 33-46220, 33-56452, 333-03155, 333-77965, 333-88879, 333-39231, 333-100738 and 333-122124) on Form S-8 and (No. 33-57159) on Form S-3 of Ruby Tuesday, Inc. and subsidiaries of our reports dated July 29, 2005, with respect to the consolidated balance sheets of Ruby Tuesday, Inc. as of May 31, 2005 and June 1, 2004, and the related consolidated statements of income, shareholders’ equity and comprehensive income and cash flows for each of the years in the three-year period ended May 31, 2005, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of May 31, 2005 and the effectiveness of internal controls over financial reporting as of May 31, 2005, which reports appear in the May 31, 2005 annual report on Form 10-K of Ruby Tuesday, Inc.

/s/ KPMG LLP
Louisville, Kentucky
August 1, 2005